FORM OF WARRANT                                                      Exhibit 4.7


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A WRITTEN LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                     AMERICAN SCIENCE AND ENGINEERING, INC.


                                     WARRANT


Warrant No. _____                       Date of Original Issuance:  May 28, 2002

     American Science and Engineering, Inc., a Massachusetts corporation (the "COMPANY"), hereby certifies that, for value received, _______________________ or its registered assigns (the "HOLDER"), is entitled to purchase from the Company up to a total of _____________(1) shares of common stock, $.66 2/3 par value per share (the "COMMON STOCK"), of the Company (each such share, a "WARRANT SHARE" and all such shares, the "WARRANT SHARES") at an exercise price equal to $23.52(2) per share (as adjusted from time to time as provided in SECTION 9, the "EXERCISE PRICE"), at any time and from time to time from and after the date hereof and through and including May 28, 2007 (the "EXPIRATION DATE"), and subject to the following terms and conditions. This Warrant (the "Warrant") is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers identified therein (the "Purchase Agreement"). All such warrants are referred to herein, collectively, as the "Warrants."

--------------------------------------

(1) Number of shares equal to 25% of the Investment Amount indicated below such Purchaser's name on the signature page to the Purchase Agreement, divided by the Per Share Price.

(2) 120% of the average of the closing prices for the five consecutive Trading Days immediately preceding the Closing Date.

     1. DEFINITIONS. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

     2. REGISTRATION OF WARRANT. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

     3. REGISTRATION OF TRANSFERS. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, an exchange Warrant to purchase Common Stock, in substantially the form of this Warrant (any such exchange Warrant, a "NEW WARRANT"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant. Warrants and Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Warrant Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Holder or in connection with a bona pledge as contemplated in this Section 3, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. The Company acknowledges and agrees that a Holder may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Warrant and Warrant Shares and, if required under the terms of such arrangement, such Holder may transfer a pledged or secured Warrant and Warrant Shares to the pledgees or secured parties. Such a pledge or transfer is not subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge.

     4. EXERCISE AND DURATION OF WARRANTS. This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including 5:00 p.m., New York City time, on the Expiration Date. At 5:00 p.m., New York City time on the Expiration Date, the portion of this Warrant available for exercise and not exercised prior thereto shall be and become void and of no value, provided, that if the closing sales price of the Common Stock on the Expiration Date is greater than 102% of the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a "cashless exercise" basis at 5:00 P.M. New York City time on the Expiration Date; PROVIDED, that if the registration statement covering the resale of the Warrant Shares is effective on the Expiration Date, then the Holder shall deliver the Exercise Price for such Warrant Shares to the Company not later than three Trading Days following the date on which this Warrant is deemed to have been exercised. The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder.

     5. DELIVERY OF WARRANT SHARES.

          (a) Upon delivery of this Warrant and the Form of Election to Purchase to the Company at its address for notice set forth in Section 14 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise with any legend required by the Purchase Agreement. Any Person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. The Company shall, upon request of the Holder, if available, use its reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, provided, that, the Company will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. As used in this Agreement, a "DATE OF EXERCISE" means the date on which the Holder shall have delivered to the Company (i) the Form of Election to Purchase attached hereto, appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

          (b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of the Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining Warrant Shares.

          (c) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

          (d) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "BUY-IN"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with a market price on the date of exercise totaled $10,000, under clause (1) of the immediately preceding sentence the

Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

          (e) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

     6. CHARGES, TAXES AND EXPENSES. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     7. REPLACEMENT OF WARRANT. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

     8. RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of SECTION 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

     9. CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this SECTION 9.

          (a) ADJUSTMENT FOR COMBINATION OR CONSOLIDATION OF COMMON STOCK. If, at any time while this Warrant is outstanding and after the date of original issuance, the outstanding shares of the Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of Warrant Shares issuable upon the exercise of this Warrant shall be proportionately decreased.

          (b) ADJUSTMENT FOR STOCK DIVIDEND OR SUBDIVISION. If, at any time while this Warrant is outstanding and after the date of original issuance, the Company declares or pays any dividend on the Common Stock payable in Common Stock, or effects a subdivision (by split-up or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock, then and in any such event, the Exercise Price in effect immediately prior to such subdivision or stock dividend shall, concurrently with the effectiveness of such stock dividend or subdivision, be proportionately reduced and the number of Warrant Shares issuable on the exercise of this Warrant shall be proportionately increased.

          (c) PRO RATA DISTRIBUTIONS. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "DISTRIBUTED PROPERTY"), then, at the request of any Holder delivered before the 90th day after the record date fixed for determination of stockholders entitled to receive such distribution, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which such Holder's Warrant could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon any exercise of the Warrant that occurs after such record date, such Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such conversion, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

          (d) FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall be entitled to exercise this Warrant pursuant to the terms hereof until the date of the consummation of such

Fundamental Transaction (the "TARGET DATE"). The Company shall, no later than the 20th day immediately preceding the Target Date, deliver a notice to the Holder (a "COMPANY NOTICE") indicating its intention to either: (1) purchase any portion of this Warrant which remains unexercised by the Target Date (such unexercised portion, the "UNEXERCISED WARRANT") for a purchase price, payable in cash on the Target Date, equal to the Black Scholes value of the Unexercised Warrant (as calculated by Bloomberg LP) on the Target Date or the date the Company announces the Fundamental Transaction, whichever is greater or (2) cause any successor to the Company or surviving entity in such Fundamental Transaction to promptly issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration (as defined below) for the aggregate Exercise Price upon exercise thereof (the "NEWCO WARRANT"), PROVIDED, that if a Company Notice shall evidence an election by the Company to deliver a Newco Warrant, the Holder shall be entitled by written notice to the Company, delivered within five (5) Trading Days from its receipt of the Company Notice, to require the Company to pay to it the Black Scholes amount pursuant to subclause (1) instead of receiving the Newco Warrant. Notwithstanding the foregoing, if the Company has not timely delivered either the notice required by
Section 9(h)(ii) or the Company Notice, the Holder shall be entitled to make the election otherwise available to the Company pursuant to the immediately preceding sentence. For purpose of this Section, "ALTERNATE CONSIDERATION" shall mean the securities, cash or property as the Holder would have been entitled to receive upon the occurrence of a Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the Warrant Shares issuable upon exercise in full of this Warrant. The Exercise Price of the Newco Warrant shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company or its successor or the surviving entity following such Fundamental Transaction shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and ensuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

          (e) NUMBER OF WARRANT SHARES. Simultaneously with any adjustment to the Exercise Price pursuant this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

          (f) CALCULATIONS. All calculations under this SECTION 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

          (g) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this SECTION 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

          (h) NOTICE OF CORPORATE EVENTS. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 15 calendar days (and at least 20 calendar days in the case of subclause (ii)) prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

     10. PAYMENT OF EXERCISE PRICE. The Holder shall pay the Exercise Price in one of the following manners:

          (a) CASH EXERCISE. The Holder may deliver immediately available funds; or

          (b) CASHLESS EXERCISE. At any time after the earlier to occur of the Effectiveness Date and the Effective Date (each as defined in the Registration Rights Agreement (as defined in the Purchase Agreement)) when a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder may not be utilized by the Holders to resell Warrant Shares, the Holder may surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                 X = Y [(A-B)/A]

     where:

                 X = the number of Warrant Shares to be issued to the Holder.

                 Y = the number of Warrant  Shares with  respect to which this
                     Warrant is being exercised.

                 A = the average of the closing bid prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

                 B = the Exercise Price.

     For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

     11. LIMITATION ON EXERCISE.

          (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. By written notice to the Company, the Holder may waive the provisions of this Section but (i) any such waiver will not be effective until the 61st day after such notice is delivered to the Company, and
(ii) any such waiver will apply only to the Holder and not to any other holder of Warrants.

          (b) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph.

This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger or other business combination or reclassification involving the Company as contemplated in Section 9 of this Warrant.

     12. NO FRACTIONAL SHARES. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported on the Trading Market on the date of exercise.

     13. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise of this Warrant and the payment for the Warrant Shares so purchased.

     14. NOTICES. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, 829 Middlesex Turnpike, Billerica, Massachusetts 01821 Facsimile
No.: (978) 262-8812, Attn: Chief Financial Officer, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

     15. WARRANT AGENT. The Company shall serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

     16. MISCELLANEOUS.

          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

          (b) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) (each, a "PROCEEDING") shall be exclusively commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for any Proceeding, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the Company and the Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other reasonable costs and expenses incurred with such Proceeding.

          (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                           AMERICAN SCIENCE AND ENGINEERING, INC

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

                          FORM OF ELECTION TO PURCHASE

                    To American Science and Engineering, Inc:

     In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of common stock ("COMMON STOCK"), $.66 2/3 par value per share, of American Science and Engineering, Inc. and, if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates.

     By its delivery of this Form of Election To Purchase, the Holder represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of


                                          PLEASE INSERT SOCIAL SECURITY OR
                                          TAX IDENTIFICATION NUMBER

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of American Science and Engineering, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of American Science and Engineering, Inc. with full power of substitution in the premises.

Dated: _______________, ____


                                    ---------------------------------------
                                    (Signature must conform in all respects
                                     to name of holder as specified on the face of the Warrant)



                                    ---------------------------------------
                                    Address of Transferee



                                    ---------------------------------------

                                    ---------------------------------------


In the presence of:


--------------------------